               SCHEDULE FOR COMPUTATIONS OF PERFORMANCE QUOTATIONS
                   VALUE-ADDED MARKET SERIES/EQUITY PORTFOLIO



(A) AVERAGE ANNUAL TOTAL RETURNS (I.E. STANDARDIZED COMPUTATIONS)

                          _                                           _
                         |        __________________________|
FORMULA:                 |       |           |
                         |  /\ n |           ERV        |
               T  =      |    \  |      -------------  | - 1
                         |     \ |           P        |
                         |      \|           |
                         |_                  _|

          T = AVERAGE ANNUAL TOTAL RETURN
          n = NUMBER OF YEARS
          ERV = ENDING REDEEMABLE VALUE
          P = INITIAL INVESTMENT

                                                             (A)
 $1,000              ERV AS OF           NUMBER OF          AVERAGE ANNUAL
 INVESTED - P        30-Jun-97           YEARS - n          TOTAL RETURN - T
-------------        ---------           ---------          ----------------

 30-Jun-96           $1,197.10                1.00                    19.71%

 30-Jun-92           $2,168.30                5.00                    16.74%

 01-Dec-87           $4,034.60                9.58                    15.67%

(B) AVERAGE ANNUAL TOTAL RETURNS WITHOUT DEDUCTION FOR APPLICABLE
    SALES CHARGE  (NON STANDARD COMPUTATIONS)

(C) TOTAL RETURN WITHOUT DEDUCTION FOR APPLICABLE SALES CHARGE
    (NON STANDARD COMPUTATIONS)

                          _                                           _
                         |        __________________________|
FORMULA:                 |       |           |
                         |  /\ n |           EV         |
               t  =      |    \  |      -------------  | - 1
                         |     \ |           P        |
                         |      \|           |
                         |_                  _|

                              EV
               TR  =     ----------     - 1
                              P


     t = AVERAGE ANNUAL TOTAL RETURN
           (NO DEDUCTION FOR APPLICABLE SALES CHARGE) n = NUMBER OF YEARS
     EV = ENDING VALUE (NO DEDUCTION FOR APPLICABLE SALES CHARGE)
     P = INITIAL INVESTMENT
     TR = TOTAL RETURN (NO DEDUCTION FOR APPLICABLE SALES CHARGE)


                                         (C)                                    (B)
 $1,000              EV AS OF           TOTAL                NUMBER OF         AVERAGE ANNUAL
 INVESTED - P        30-Jun-97          RETURN - TR          YEARS - n         TOTAL RETURN - t

-------------        ---------          -----------          ---------         ----------------
 30-Jun-96           $1,247.10               24.71%               1.00               24.71%

 30-Jun-92           $2,188.30              118.83%               5.00               16.96%

 01-Dec-87           $4,034.60              303.46%               9.58               15.67%


(D)     GROWTH OF $10,000
(E)     GROWTH OF $50,000
(F)     GROWTH OF $100,000


FORMULA:  G= (TR+1)*P
          G= GROWTH OF INITIAL INVESTMENT
          P= INITIAL INVESTMENT
          TR= TOTAL RETURN SINCE INCEPTION


 $10,000           TOTAL            (D)  GROWTH OF            (E)  GROWTH OF              (F)  GROWTH OF
 INVESTED - P      RETURN - TR      $10,000 INVESTMENT- G     $50,000 INVESTMENT- G       $100,000 INVESTMENT- G
-------------      -----------      ---------------------     ---------------------       ----------------------

    01-Dec-87           303.46             $40,346                    $201,730                   $403,460